Exhibit 99.3

THE MED-DESIGN CORPORATION

Special Meeting of Stockholders –                        , 2006

PROXY CARD	PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Special Meeting of Stockholders on                        , 2006.

YOUR VOTE IS IMPORTANT!  PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned hereby appoints David R. Dowsett and Joseph N. Bongiovanni, III and each of them, proxies, with full power of substitution to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Special Meeting of Stockholders to be held at The Union League, Broad and Sansom Streets in Philadelphia, Pennsylvania 19103, on                   ,                      , 2006 at        a.m. local time, and at any adjournment thereof, upon all subjects that may properly come before the Special Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies heretofore given.

The proxies will vote “FOR” the adoption of the Agreement and Plan of Merger and Reorganization, “FOR” the adjournment of the Special Meeting in the event that there are not sufficient votes to approve the merger and “FOR” the transaction of such other business that may properly come before the Special Meeting if the applicable boxes are not marked.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒            PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

	FOR	AGAINST	ABSTAIN

1.       To consider and vote on a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of November 21, 2005, by and among Specialized Health Products International, Inc. (“SHPI”), Mammoth Acquisition Sub, Inc., a wholly-owned subsidiary of SHPI, Mammoth Acquisition Sub, LLC, a wholly-owned subsidiary of SHPI and Med-Design, providing for the merger of Mammoth Acquisition Sub, Inc. with and into Med-Design.

	☐	☐	☐

2.       To consider and vote on a proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies , in the event that there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement.

	☐	☐	☐

3. To transact such other business as may properly come before the Special Meeting and any adjournments thereof.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF THE MED-DESIGN CORPORATION.

Signature	Signature if held jointly	Date:	, 2006

Please sign exactly as name appears hereon and return this Proxy Card so that your shares can be represented at the Special Meeting.  If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.  If you vote by ballot, such vote will supersede this proxy.

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.